Exhibit 99.1

Contact:

Dan Madden

VP Finance & Investor Relations

+1-408-428-7929

dmadden@symmetricom.com

Symmetricom Reports Fourth Quarter and

Fiscal Year 2011 Financial Results

Company achieves record Q4 revenue of $60.7 million

•	Net revenue of $60.7 million in fiscal Q4’11 and $208.1 million for fiscal 2011

•	Non-GAAP income from continuing operations of $5.4 million, or $0.12 per share, and $17.7 million, or $0.40 per share for fiscal 2011

•	Loss from continuing operations of $1.4 million, or $0.03 per share, and income from continuing operations of $1.2 million, or $0.03 per share for fiscal 2011

SAN JOSE, Calif. — August 8, 2011 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precision time and frequency technologies, today reported financial results for its fourth quarter and the fiscal year ended July 3, 2011.

Net revenue for the fourth quarter of fiscal 2011 was $60.7 million, up $9.5 million, or 18.5%, compared to the third quarter of fiscal 2011, driven by increases in customer orders and improvements in the company’s manufacturing supply. Net revenue for the fourth quarter of fiscal 2011 was up $5.0 million, or 9.0%, compared to the fourth quarter of fiscal 2010. Symmetricom reported a loss from continuing operations of $1.4 million, or $0.03 per share, for the fourth quarter of fiscal 2011, compared to income from continuing operations of $3.0 million, or $0.07 per share, in the third quarter of fiscal 2011. The loss from continuing operations for the fourth quarter of fiscal 2011 included income tax expense of $6.1 million, driven by a non-cash charge for a valuation allowance of $4.5 million recorded against California R&D tax credit deferred tax assets that are not considered realizable due principally to changes in California’s state income tax apportionment rules.

Non-GAAP income from continuing operations for the fourth quarter of fiscal 2011 was $5.4 million, or $0.12 per share, compared to $5.3 million, or $0.12 per share, reported for the third quarter. As compared to the prior quarter, non-GAAP income from continuing operations was impacted by investments in improving our manufacturing processes as well as a higher effective tax rate.

Net revenue for fiscal 2011 was $208.1 million, compared to $221.3 million for fiscal 2010. Symmetricom reported income from continuing operations of $1.2 million, or $0.03 per share, in fiscal 2011, compared to income from continuing operations of $2.5 million, or $0.06 per share, in fiscal 2010. The income from continuing operations for fiscal 2011 included $8.1 million of restructuring charges and $6.9 million of income tax expense, principally for the valuation allowance recorded against the

Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

company’s California R&D tax credit deferred tax assets. The income from continuing operations in fiscal 2010 included $10.3 million of restructuring charges and $7.0 million of non-cash charges related to the repayment of convertible notes. Non-GAAP income from continuing operations for fiscal 2011 was $17.7 million, or $0.40 per share, compared to $18.7 million, or $0.42 per share, reported for the prior year.

Cash, cash equivalents and short-term investments totaled $63.7 million as of July 3, 2011, a decrease of $11.6 million from the $75.3 million reported as of March 27, 2011. Net cash used in operating activities in the fourth quarter was $7.6 million and property, plant and equipment purchases were approximately $2.0 million, resulting in free cash outflow of approximately $9.6 million. Included in the net cash used in operating activities in the fourth quarter was a $17.6 million investment in inventories to improve and ensure supply continuity as we completed our manufacturing transition.

“During fiscal 2011 we made considerable progress capitalizing on the migration to next-generation networks and expanding into new markets,” said Dave Côté, president and chief executive officer of Symmetricom. “Our government business generated record revenue and bookings, and our newest communications timing products for next generation networks gained significant traction. Full year revenue from our PackeTime products grew more than 75 percent over the prior year and our PackeTime equipment is now deployed in more than 80 live Ethernet backhaul implementations globally.”

“While the manufacturing transition impacted our financial results in fiscal 2011, we have upgraded our production capabilities, and our operational and financial outlook for fiscal 2012 is positive,” continued Côté. “Operationally, we are now focused on leveraging our new manufacturing model into a strategic asset for the company. Financially, we expect important contributions in the coming year from new products as we ramp production capabilities for our Quantum Chip Scale Atomic Clock and begin to generate revenue from our other new offerings, including embedded PTP soft clocks and timing products for the high frequency trading and power utility markets.”

Business Results

Revenue in the Communications Business in the fourth quarter of fiscal 2011 was $35.2 million, compared to $35.1 million reported in the same period last year and $30.4 million in the third quarter of this fiscal year. Revenue in the Government Business in the fourth quarter of fiscal 2011 was $25.5 million, compared to $20.6 million reported in the same period last year and $20.8 million in the third quarter of this fiscal year.

First Quarter 2012 Guidance

Symmetricom’s guidance for the first quarter of fiscal 2012 is as follows:

•	Net revenue is expected to be in the range of $52 million to $57 million

•	GAAP earnings per share from continuing operations is expected to be in the range of $0.02 to $0.06

•	Non-GAAP earnings per share from continuing operations is expected to be in the range of $0.07 to $0.11

A reconciliation of GAAP and non-GAAP guidance is provided at the end of this press release.

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing +1-312-470-7356 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing +1-402-344-6639.

About Symmetricom, Inc.

Symmetricom, a world leader in precise time solutions, sets the world’s standard for time. The company generates, distributes and applies precise time for the communications, aerospace/defense, IT infrastructure and metrology industries. Symmetricom’s customers, from communications service providers and network equipment manufacturers to governments and their suppliers worldwide, are able to build more reliable networks and systems by using the company’s advanced timing technologies, atomic clocks, services and solutions. All products support today’s precise timing standards, including GPS-based timing, IEEE 1588 (PTP), Network Time Protocol (NTP), Synchronous Ethernet and DOCSIS(R) timing. Symmetricom is based in San Jose, California, with offices worldwide. For more information, visit: http://www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the reconciliation of GAAP to non-GAAP results, Symmetricom excludes certain items related to non-cash equity-based compensation, amortization of intangible assets, restructuring charges, manufacturing transition costs, loss on repayment of convertible notes, non-cash interest expense charges and non-cash income tax expenses for valuation allowances against deferred tax assets that the company does not consider indicative of its ongoing performance. The income tax effect after these non-GAAP adjustments is determined based upon Symmetricom’s estimate of its annual non-GAAP effective tax rate excluding these non-GAAP adjustments. Symmetricom believes that excluding such items provides investors, analysts and management with a representation of the Company’s core operating performance and with information useful in assessing, in conjunction with GAAP results, underlying trends in operating performance. Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information should not be considered superior to or as a substitute for data prepared in accordance with GAAP. A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Free cash flow is defined as net cash provided by or used in operating activities minus purchases of property, plant and equipment. Symmetricom believes this metric provides useful information to its investors, analysts, and management about the level of cash generated by or used in normal business operations, including the use of cash for the purchase of property, plant and equipment. Management also views it as a measure of cash available to pay debt and return cash to stockholders. Free cash flow is not a GAAP financial measure and should not be considered superior to or a substitute for operating cash flow or other cash flow data prepared in accordance with GAAP.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning first quarter fiscal 2012 guidance and future performance, expectations regarding contributions of new products, and a positive operational and financial outlook for fiscal 2012

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

as well as the information regarding the usefulness of the non-GAAP financial information. The statements in this press release are made as of the date of this press release, even if subsequently made available by Symmetricom on its website or otherwise. Symmetricom expressly disclaims any obligation to update or revise any forward-looking statement contained herein, whether as a result of a change in its expectations, a change in any events, conditions or circumstances on which a forward-looking statement is based, or otherwise. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, reduced rates or changes in government spending patterns, customers’ ability and need to upgrade existing equipment, the company’s ability to fulfill delayed shipments, complications or difficulties in its transition to an outsourced manufacturing and logistics model, the company’s ability to maintain or reduce manufacturing and operating costs, timing of orders, cancellation or delay of customer orders, loss of customers, customer acceptance of new products, recessionary pressures, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K for the fiscal year ended June 27, 2010 and subsequent Form 10-Q’s and 8-K’s.

SYMM-F

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	July 3, 2011	March 27, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Net revenue	$60,689	$51,234	$55,660	$208,146	$221,316
Cost of sales:
Cost of products and services	31,384	26,778	28,101	107,990	116,889
Amortization of purchased technology	260	260	268	1,073	1,282
Restructuring charges	364	1,330	3,384	9,351	5,625

Total cost of sales	32,008	28,368	31,753	118,414	123,796

Gross profit	28,681	22,866	23,907	89,732	97,520
Gross margin	47.3%	44.6%	43.0%	43.1%	44.1%
Operating expenses:
Research and development	6,984	6,717	6,190	27,045	23,701
Selling, general and administrative	16,620	13,592	14,560	56,607	56,743
Amortization of intangible assets	60	60	62	243	281
Restructuring charges	691	(1,142)	2,657	(1,294)	4,666

Total operating expenses	24,355	19,227	23,469	82,601	85,391

Operating income	4,326	3,639	438	7,131	12,129

Loss on repayment of convertible notes, net	—	—	(7,026)	—	(7,026)

Interest income, net of amortization (accretion) of premium (discount) on investments	294	441	278	957	1,594
Interest expense	(3)	—	(792)	(58)	(4,654)

Income (loss) from continuing operations before income taxes	4,617	4,080	(7,102)	8,030	2,043
Income tax provision (benefit)	6,051	1,095	(3,521)	6,861	(503)

Income (loss) from continuing operations	(1,434)	2,985	(3,581)	1,169	2,546
Income (loss) from discontinued operations, net of tax	157	19	(58)	254	(20)

Net income (loss)	$(1,277)	$3,004	$(3,639)	$1,423	$2,526

Earnings (loss) per share - basic:
Income (loss) from continuing operations	$(0.03)	$0.07	$(0.08)	$0.03	$0.06
Income (loss) from discontinued operations	—	—	—	—	—

Net earnings (loss)	$(0.03)	$0.07	$(0.08)	$0.03	$0.06

Weighted average shares outstanding - basic	42,897	43,153	43,593	43,188	43,380

Earnings (loss) per share - diluted:
Income (loss) from continuing operations	$(0.03)	$0.07	$(0.08)	$0.03	$0.06
Income (loss) from discontinued operations	—	—	—	—	—

Net earnings (loss)	$(0.03)	$0.07	$(0.08)	$0.03	$0.06

Weighted average shares outstanding - diluted	42,897	43,859	43,593	43,782	43,897

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

SYMMETRICOM, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	July 3, 2011	June 27, 2010
ASSETS
Current assets:
Cash and cash equivalents	$20,318	$21,794
Short-term investments	43,340	53,825
Accounts receivable, net	40,511	40,075
Inventories, net	62,622	37,229
Prepaids and other current assets	14,004	15,108

Total current assets	180,795	168,031
Property, plant and equipment, net	23,255	23,077
Intangible assets, net	2,429	3,745
Deferred taxes and other assets	29,361	36,534

Total assets	$235,840	$231,387

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$16,113	$6,768
Accrued compensation	13,743	18,731
Accrued warranty	1,601	2,900
Other accrued liabilities	14,683	10,506

Total current liabilities	46,140	38,905
Long-term obligations	5,212	8,296
Deferred income taxes	334	334

Total liabilities	51,686	47,535
Stockholders’ equity:
Common stock	201,002	202,450
Accumulated other comprehensive loss	(29)	(356)
Accumulated deficit	(16,819)	(18,242)

Total stockholders’ equity	184,154	183,852

Total liabilities and stockholders’ equity	$235,840	$231,387

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended			Twelve months ended
	July 3, 2011	March 27, 2011	June 27, 2010	July 3, 2011	June 27, 2010
Reconciliation from GAAP to Non-GAAP
GAAP Income (loss) from continuing operations	$(1,434)	$2,985	$(3,581)	$1,169	$2,546

Add Non-GAAP adjustments:
Equity-based compensation expense:
Cost of products and services	296	253	161	802	809
Research and development	308	240	136	870	792
Selling, general and administrative	1,190	1,055	803	3,240	2,473

Total equity-based compensation expense	1,794	1,548	1,100	4,912	4,074

Amortization of intangible assets:
Cost of products and services	260	260	268	1,073	1,282
Operating expenses	60	60	62	243	281

Total amortization of intangible assets	320	320	330	1,316	1,563

Restructuring charges	1,055	188	6,041	8,057	10,291
Loss on repayment of convertible notes, net	—	—	7,026	—	7,026
Manufacturing transition costs	—	798	—	2,839	—
Non-cash interest expense on convertible debt	—	—	500	—	2,844
Valuation allowance on Ca R&D tax credits	4,476	—	—	4,476	—
Income tax effect of Pretax Non-GAAP adjustments	(772)	(586)	(6,125)	(5,086)	(9,690)

Non-GAAP Income from continuing operations	$5,439	$5,253	$5,291	$17,683	$18,654

Earnings from continuing operations per share-diluted:
GAAP income (loss) from continuing operations	$(0.03)	$0.07	$(0.08)	$0.03	$0.06

Non-GAAP income from continuing operations	$0.12	$0.12	$0.12	$0.40	$0.42

Shares used in diluted shares calculation	43,562	43,859	44,092	43,782	43,897

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

		Three months ended			Twelve months ended
		July 3, 2011	March 27, 2011	June 27, 2010	July 3, 2011	June 27, 2010
GAAP Revenue		$60,689	$51,234	$55,660	$208,146	$221,316

Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Gross profit	(A)	$28,681	$22,866	$23,907	$89,732	$97,520
GAAP Gross margin		47.3%	44.6%	43.0%	43.1%	44.1%

Non-GAAP adjustments:
Equity-based compensation expense		296	253	161	802	809
Amortization of intangible assets		260	260	268	1,073	1,282
Restructuring charges		364	1,330	3,384	9,351	5,625
Manufacturing transition costs		—	798	—	2,839	—

Non-GAAP Gross profit	(B)	$29,601	$25,507	$27,720	$103,797	$105,236

Non-GAAP Gross margin		48.8%	49.8%	49.8%	49.9%	47.6%

Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Operating expenses	(C)	$24,355	$19,227	$23,469	$82,601	$85,391
Operating expense % to revenue		40.1%	37.5%	42.2%	39.7%	38.6%

Non-GAAP adjustments:
Equity-based compensation expense		(1,498)	(1,295)	(939)	(4,110)	(3,265)
Amortization of intangible assets		(60)	(60)	(62)	(243)	(281)
Restructuring charges		(691)	1,142	(2,657)	1,294	(4,666)

Non-GAAP operating expenses	(D)	$22,106	$19,014	$19,811	$79,542	$77,179

Non-GAAP operating expenses % to revenue		36.4%	37.1%	35.6%	38.2%	34.9%

Reconciliation from GAAP to Non-GAAP Operating Income:
GAAP Operating income	(A) - (C)	$4,326	$3,639	$438	$7,131	$12,129

Operating income % to revenue		7.1%	7.1%	0.8%	3.4%	5.5%

Non-GAAP Operating income	(B) - (D)	$7,495	$6,493	$7,909	$24,255	$28,057

Non-GAAP Operating income % to revenue		12.3%	12.7%	14.2%	11.7%	12.7%

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Symmetricom Reports Fourth Quarter and Fiscal Year 2011 Financial Results

August 8, 2011

Symmetricom, Inc.

RECONCILIATION OF FORWARD-LOOKING GUIDANCE FOR NON-GAAP FINANCIAL MEASURES

TO PROJECTED GAAP REVENUE AND EPS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ending October 2, 2011
	Revenue		Income (Loss) Per Share from Continuing Operations
	From	To	From	To

GAAP Guidance	$52,000	$57,000	$0.02	$0.06

Estimated Non-GAAP Adjustments
Equity-based compensation expense			0.05	0.05
Amortization of intangible assets			0.01	0.01
Integration and restructuring charges			0.01	0.01
Income tax effect of non-GAAP adjustments			(0.02)	(0.02)

Total Non-GAAP Adjustments	—	—	0.05	0.05

Non-GAAP Guidance	$52,000	$57,000	$0.07	$0.11

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